Exhibit 99.2

Amplify Energy Posts Investor Presentation and Announces

Second Quarter 2017 Earnings Conference Call

HOUSTON, July 19, 2017 — Amplify Energy Corp. (“Amplify Energy” or the “Company”) (OTCQX: AMPY) recently posted a supplemental presentation for investors on the Company’s website, which provides significant operational, financial and strategic updates on the Company.

The following are highlights included in the presentation:

∎	Successful completion of financial restructuring on May 4, 2017

∎	Improved Balance Sheet

○	$1.4 billion reduction in debt: Pro forma net debt of ~$400 million under a $485 million reserve based lending credit facility (1)

◾	Reduced net debt by $15 million between emergence on May 4, 2017 and June 30, 2017

○	Low leverage: 2.6x Net Debt / LQA EBITDA (1)

○	Ample asset coverage: 1.7x PD PV-10 / Net Debt (1)(2)(3)

○	Attractive valuation: Implied 1P value of $17.35 / share vs. $10.00 current price (2)(4)

○	Significant free cash flow: Strong pro forma liquidity position and free cash flow

○	Hedges: Commodity price exposure mitigated with active hedging program in place through YE 2018 – $79 million mark-to-market hedge value (3)

∎	Strategic Alternatives & Cost Improvements

○	Strategic alternatives: Engaged Jefferies LLC to evaluate selected alternatives for East Texas / North Louisiana and other assets, including a potential merger or divestiture

○	Asset sales: Recently commenced divestiture processes for Eagle Ford and South Texas assets with Q4 2017 targeted closing

○	Technology / efficiency: Cost structure improvements of ~29% since Q2 2015 position the Company to be a leading, low-cost operator

○	Reduction of excess overhead: Engaged Huron Consulting Services LLC to evaluate G&A and continue cost reduction initiatives

∎	Reserves / Production

○	Mature production base: 189 MMcfe/d (52% gas / 48% liquids) with ~9% annual declines through 2025 (2)(5)

○	Proved Reserves: 1P PV-10 of $825 million and PD PV-10 of $690 million (2)(3)

○	Economic growth: ~110,000 net acre (~90% HBP) position in East Texas / North Louisiana

◾	Prospective for multiple targets in the Cotton Valley and Haynesville Shale plays

◾	Recently commenced 1 rig drilling program in East Texas

◾	Two wells currently being completed and initial production expected in August 2017

○	Additional acreage: ~122,750 net acres across four other operating areas

(1)	Pro forma cash and debt balances as of June 30, 2017. LQA EBITDA represents Q1 2017 annualized Adjusted EBITDA of $39.3 million

(2)	Refer to slide 1 for additional information regarding reserve estimates and PV-10 disclosures

(3)	Assumes NYMEX strip pricing as of June 30, 2017

(4)	1P value reflects PD PV-10 plus PUD PV-15. Current stock price of $10.00 / share as of June 30, 2017

(5)	Current production is based on the average daily volume for the month of March 2017

In addition, the Company announced today that it will report second quarter 2017 financial and operating results on August 9, 2017. Following the announcement, management will host a second quarter 2017 earnings teleconference at 10:00 a.m. CT. Interested parties are invited to participate in the teleconference by dialing (833) 883-4379 (Conference ID: 51917049) at least 15 minutes prior to the start of the call or via the internet at www.amplifyenergy.com. A replay of the call will be available on Amplify Energy’s website or by phone at (855) 859-2056 (Conference ID: 51917049) for a fourteen-day period following the call.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify

Energy believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify Energy, that may cause Amplify Energy’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify Energy undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in East Texas / North Louisiana, the Rockies, offshore California and South Texas.

For more information, visit www.amplifyenergy.com.

Contacts

Investors:

Amplify Energy

Bobby Stillwell – Chief Financial Officer

(713) 588-8347

bobby.stillwell@amplifyenergy.com

Martyn Willsher – Treasurer

(713) 588-8346

martyn.willsher@amplifyenergy.com